Proskauer Rose LLP 1001 Pennsylvania Avenue, NW Suite 600 South Washington, DC 20004-2533
July 9, 2025
Yukon New Parent, Inc.
7 N. Willow Street, Suite 4B
Montclair, New Jersey 07042

Re: Registration Statement on Form S-4

Dear Ladies and Gentlemen:

We have acted as counsel to Yukon New Parent, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 24, 2025 relating to the proposed issuance by the Company of (A) up to 13,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated January 16, 2025 (the “Merger Agreement”), by and between Mount Logan Capital Inc., a corporation organized under the Laws of the Province of Ontario, Canada (“Mount Logan”), 180 Degree Capital Corp., a New York corporation (“180 Degree Capital”), the Company, Polar Merger Sub, Inc. (“TURN Merger Sub”), a corporation organized under the Laws of the State of New York, and Moose Merger Sub, LLC (“MLC Merger Sub”), a limited liability company organized under the Laws of the State of Delaware, and (B) up to 3,496,116 shares of Common Stock that may be issued upon the exercise of warrants (collectively, the “Warrant Shares”), pursuant to the warrant indenture, dated as of January 26, 2024, between MLC and Odyssey Trust Company and the warrant indenture, dated as of October 19, 2018, between Marret Resource Corp. and Computershare Trust Company of Canada, as contemplated in the Merger Agreement (such indentures collectively, the "Warrant Indentures").

These opinions are being furnished in accordance with the requirements of subparagraph (a) of Item 21 of Part II of Form S-4.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(i)the Registration Statement,

(ii)the Merger Agreement,

(iii)the Warrant Indentures,

(iv)the Certificate of Incorporation of the Company, as currently in effect,

(v)the form of Amended and Restated Certificate of Incorporation of the Company, in the form attached as an exhibit to the Registration Statement, which in accordance with the Merger Agreement shall take effect at the date and time immediately prior to consummation of the merger of TURN Merger Sub with and into TURN and simultaneous merger of MLC Merger Sub with and into Mount Logan as contemplated in the Merger Agreement (such time, the “Effective Time”),

(vi)the Bylaws of the Company, as currently in effect,

(vii)the form of Amended and Restated Bylaws of the Company, in the form attached as an exhibit to the Registration Statement, which in accordance with the Merger Agreement shall take effect as of the Effective Time,

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July 9, 2025

(viii)the specimen stock certificate evidencing the Common Stock,

(ix)resolutions of the board of directors of the Company relating to, among other things, the authorization and issuance of the Shares and the Warrant Shares, and

(x)such corporate records, agreements, documents and other instruments of the Company, and such certificates, correspondence or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. As to all questions of fact material to the opinions expressed herein, we have relied upon certificates or comparable documents of officers and representatives of the Company.
We have also assumed that the Warrant Indentures are governed by the laws of the Province of Ontario, Canada and the federal laws of Canada applicable in the Province of Ontario, as to which we express no opinion. We assume that the Warrant Indentures have been duly authorized, executed and delivered by, and are valid and legally binding obligations of, the parties thereto, and that: (i) no terms included therein would affect the validity of the opinions expressed below; (ii) the conditions and other terms of the warrants issued, offered and sold pursuant to the Warrant Indentures, including those relating to price and amount of warrants, (a) have been duly authorized and determined or otherwise established by proper action of the applicable parties in accordance with their respective organizational documents, (b) are consistent with the terms of the applicable Warrant Indenture, (c) are authorized by and do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the parties thereto, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the parties thereto and (iii) the Warrant Indentures have been (a) duly executed and delivered by the parties thereto and duly countersigned in accordance with their respective terms, and (b) delivered to, and all conditions to the delivery of Warrant Shares have been satisfied by the purchasers, or waived, including that the agreed consideration therefor has been fully paid at the time of such delivery as contemplated by the applicable Warrant Indenture.
We have also assumed that (A) Mount Logan and 180 Degree Capital’s stockholders, respectively, will approve and adopt the consummation of the transactions contemplated by the Merger Agreement, (B) the Shares and the Warrant Shares will be issued in the manner described in the joint proxy statement/prospectus included in the Registration Statement and in accordance with the terms of the Merger Agreement, as amended, and (C) prior to the issuance of the Shares or the Warrant Shares, the Amended and Restated Certificate of Incorporation of the Company will be duly filed with the Secretary of State of the State of Delaware in the form filed as an exhibit to the Registration Statement.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware as of the date of this letter (including all reported judicial decisions interpreting these laws) (the “Covered Law”). We do not express any opinion with respect to the law of any jurisdiction other than the Covered Law or as to the effect of any such non-covered law on the opinions herein stated.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Shares are issued and delivered in accordance with the terms of the Merger Agreement and in exchange for the agreed consideration therefor as contemplated in such Merger Agreement, such Shares will be validly issued, fully paid and nonassessable. We are further of the opinion that, with respect to any Warrant Shares that are issued upon the exercise of warrants in accordance with the terms of the Warrant Indentures and in exchange for the agreed consideration therefor as contemplated in such Warrant Indentures, such Warrant Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of these opinions as an exhibit to the Registration Statement filed with the Commission on the date hereof. We also hereby consent to the reference to our firm under the caption “Legal

July 9, 2025

Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. These opinions are expressed as of the date hereof unless otherwise expressly stated, and are based solely on the facts noted herein and assumptions as of the date of this letter, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Proskauer Rose LLP
Washington, DC